                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4, No. 333-00000 and related Prospectus of Commerce Bancorp, Inc. for the registration of 2,651,492 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the consolidated financial statements of Commerce Bancorp, Inc, included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.








                                                           /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
November 15, 1996